SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 2, 2002

THE TALBOTS, INC. (Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

                              Letters of Credit Facilities.

         On February 28, 2002, Fleet National Bank confirmed that it holds an aggregate of $120,000,000 in various lines of credit for The Talbots, Inc. (the “Company”).

         On July 2, 2002, the Hong Kong and Shanghai Banking Corporation Limited (“HSBC”) approved a renewal of its Credit Facility with the Company in the amount of $100,000,000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Letter Agreement concerning credit facilities between Fleet National Bank and the Company dated February 28, 2002.

99.2	Letter Agreement concerning credit facilities between HSBC and the Company dated July 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2002	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Title

99.1	Letter Agreement concerning credit facilities between Fleet National Bank and the Company dated February 28, 2002.

99.2	Letter Agreement concerning credit facilities between HSBC and the Company dated July 2, 2002.